# Williams & Webster, P.S.

*Certified Public Accountants & Business Consultants*

Board of Directors
U.S. Geothermal, Inc.
Boise, ID

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We consent to the incorporation by reference in the Registration Statement of U.S. Geothermal, Inc. on Form S-3, expected to be filed with the U.S. Securities and Exchange Commission on or about April 1, 2009, of our report dated June 9, 2008 relating to the audit of the consolidated financial statements for the years ending March 31, 2008 and 2007, appearing in the Annual Report on Form 10-K of U.S. Geothermal, Inc. for the year ended March 31, 2008, and the inclusion of our name under the heading "Experts."

*Williams & Webster, P.S.*

Williams & Webster, P.S.
Spokane, Washington

April 1, 2009

Bank of America Financial Center
601 W. R[illegible] 4850-5629-6274\2\ 8/29/2008 10:46 AM
Phone (509) 838-5111 Fax (509) 838-5114

www.williams-webster.com

Center for Public Company Audit Firms
Private Companies Practice Section
AICPA, WSCPA